Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-276462) pertaining to the registration of Ocuphire Pharma, Inc. debt and equity securities;
(2)	Registration Statement (Form S-8 No. 333-276471) pertaining to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan;
(3)	Registration Statement (Form S-8 No. 333-275673) pertaining to the Ocuphire Pharma, Inc. 2021 Inducement Plan;
(4)	Registration Statement (Form S-8 No. 333-271150) pertaining to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan;
(5)	Registration Statement (Form S-8 No. 333-264139) pertaining to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan;
(6)	Registration Statement (Form S-8 No. 333-254923) pertaining to the Ocuphire Pharma, Inc. 2021 Inducement Plan and Ocuphire Pharma, Inc. 2020 Equity Incentive Plan;
(7)	Registration Statement (Form S-8 No. 333-249978) pertaining to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan and Ocuphire Pharma, Inc. 2018 Equity Incentive Plan;
(8)	Registration Statement (Form S-8 No. 333-217627) pertaining to the Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan;
(9)	Registration Statement (Form S-8 No. 333-189240) pertaining to the Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan; and
(10)	Registration Statement (Form S-8 No. 333-129294) pertaining to the Rexahn Pharmaceuticals, Inc. 2005 Stock Option Plan

of our report dated March 8, 2024, with respect to the financial statements of Ocuphire Pharma, Inc. included in this Annual Report (Form 10-K) of Ocuphire Pharma, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Detroit, MI
March 8, 2024